UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 23, 2011

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On December 23, 2011, the shareholders of BillMyParents, Inc., a Colorado corporation ("we," "us," "our," or the "Company"), approved the following change to the Company’s Articles of Incorporation (the “Articles”) and Bylaws, which was approved by our Board of Directors on November 11, 2011, subject to shareholder approval:

Amendments to our Bylaws and Articles to provide that the number of directors of the

Company shall be no less than one (1) and no greater than eleven (11).

Prior to the amendments, our Articles and Bylaws provided that the number of directors of the Company shall be no less than one (1) and no greater than five (5). The amendment to the Articles became effective upon the filing of the amendment with the Secretary of State of the State of Colorado on December 27, 2011.  The amendment to the Bylaws became effective as of December 23, 2011.  The summary of the amendments described above are qualified in their entirety by reference to the form of amendments which are filed as exhibits to this current report.

Item 5.07

Submission of Matters to a Vote of Security Holders

On December 5, 2011, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement and thereafter mailed the statement to its shareholders of record as of December 2, 2011 soliciting their consent to the amendment to the Articles and Bylaws discussed in Item 5.03 above.   As of December 23, 2011, the Company had received the written consent of 57.6% of its shareholders of record (as of December 2, 2011), which represented more than the 51% of the voting power of its outstanding common stock as was required to approve the amendment to the Articles and Bylaws discussed in Item 5.03 above.

The voting results for the proposal presented to our shareholders discussed in Item 5.03 above are as follows:

For	Against	Abstentions
55,977,633	40,060	132

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
3.1b	Articles of Amendment to Amended and Restated Articles of Incorporation dated December 23, 2011
3.2a	Amendment to Bylaws dated December 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Jonathan Shultz
Dated: December 28, 2011	By:
Jonathan Shultz Chief Financial Officer

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